EXHIBIT 10.1

     FOURTH AMENDMENT dated as of June 16, 2004 (this “Amendment”), to the Credit Agreement dated as of July 21, 1999 as amended and restated as of March 30, 2004 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among ALLIED WASTE INDUSTRIES, INC. (“Allied Waste”), ALLIED WASTE NORTH AMERICA, INC. (the “Borrower”); the lenders party thereto (the “Lenders”); and JPMORGAN CHASE BANK, as administrative agent (in such capacity, the “Administrative Agent”) and collateral agent for the Lenders and as collateral trustee for the Shared Collateral Secured Parties.

          The Borrower has requested that the Lenders amend certain provisions of the Credit Agreement, and the Lenders are willing so to amend the Credit Agreement, on the terms and subject to the conditions set forth herein. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement.

          Accordingly, in consideration of the mutual agreements herein contained and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto agree as follows:

          SECTION 1. Amendment of Credit Agreement. The Credit Agreement is hereby amended, effective as of the Amendment Effective Date (as defined in Section 3), as follows:

     (a) Amendment of Section 1.01. The definition of “Excess Cash Flow” in Section 1.01 is amended by deleting the word “and” at the end of clause (b)(viii) thereof, replacing the period at the end of clause (b)(ix) thereof with “; and” and adding a new clause (b)(x) as follows:

     “(x) The aggregate amount of cash payments made in respect of Optional Repurchases of 10% Notes made during such Excess Cash Flow Calculation Period pursuant to Section 6.11(a)(ii)(u), other than any such payments made with the proceeds of Revolving Loans or other Indebtedness.”

     (b) Amendment of Section 2.11. Section 2.11 is amended by adding a new paragraph (g) to read as follows:

     “(g) In the event and on each occasion that any Optional Repurchase is made pursuant to Section 6.11(a)(ii)(u), the Borrower shall, on the last day of the fiscal quarter during which such Optional Repurchases were effected, prepay Term Loans in an aggregate amount equal to the aggregate amount of cash expenditures made during such fiscal quarter for such Optional Repurchases; provided that if the amount of any such required prepayment when taken together with the aggregate amount of all other such prepayments required pursuant to this paragraph (g) that have not yet been made (the “Cumulative Amount”) is at any time greater than $20,000,000, the Borrower shall prepay Term Loans in an aggregate amount equal to the Cumulative Amount not later than the fifth Business Day after the Cumulative Amount exceeds $20,000,000. Any prepayments of Term Loans pursuant to this paragraph (g) will be treated as mandatory prepayments for purposes of the definition of Excess Cash Flow and paragraph (d) of this Section.”

     (c) Amendment of Section 6.11. Section 6.11 is amended by revising clause (ii)(u) of paragraph (a) thereof to read in its entirety as follows:

     “Optional Repurchases of 10% Notes effected after June 16, 2004 in an aggregate principal amount not in excess of $275,000,000, provided that any prepayment of Term Loans required pursuant to Section 2.11(g) in connection therewith is made as required thereby,”

          SECTION 2. Representations and Warranties. To induce the other parties hereto to enter into this Amendment, each of the Borrower and Allied Waste represents and warrants to each of the Lenders, the Administrative Agent, the Collateral Agent and the Collateral Trustee that, as of the Amendment Effective Date:

     (a) This Amendment has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity).

     (b) The representations and warranties set forth in Article III of the Credit Agreement are true and correct in all material respects on and as of the Amendment Effective Date with the same effect as though made on and as of the Amendment Effective Date, except to the extent such representations and warranties expressly relate to an earlier date (in which case they were true and correct in all material respects as of such earlier date).

     (c) After giving effect to the amendments herein, no Default or Event of Default has occurred and is continuing.

          SECTION 3. Effectiveness. This Amendment shall become effective on the first date on which the Administrative Agent shall have received counterparts of this Amendment that, when taken together, bear the signatures of the Required Lenders, the Borrower and Allied Waste, provided that such date is not later than 30 days after the date of this Amendment (the “Amendment Effective Date”).

          SECTION 4. Effect of Amendment. Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of the Lenders, the Administrative Agent, the Collateral Agent or the Collateral Trustee under the Credit Agreement or any other Loan Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other provision of the Credit Agreement or of any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect. Nothing herein shall be deemed to entitle the Borrower or Allied Waste to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document in similar or different circumstances. This Amendment shall apply and be effective only with respect to the provisions of the Credit Agreement specifically referred to herein.

          SECTION 5. Costs and Expenses. The Borrower and Allied Waste, jointly and severally, agree to reimburse the Administrative Agent for its reasonable out-of-pocket expenses in connection with this Amendment, including the reasonable fees, charges and disbursements of counsel for the Administrative Agent.

          SECTION 6. Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument. Delivery of any executed counterpart of a signature page of this Amendment by facsimile transmission shall be as effective as delivery of a manually executed counterpart hereof.

          SECTION 7. Applicable Law. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

          SECTION 8. Headings. The headings of this Amendment are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

          IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their duly authorized officers, all as of the date and year first above written.

ALLIED WASTE INDUSTRIES, INC.,

by
Name:
Title:

ALLIED WASTE NORTH AMERICA, INC.,

by
Name:
Title:

JPMORGAN CHASE BANK, individually and as Administrative Agent,

by
Name:
Title:

SIGNATURE PAGE TO FOURTH AMENDMENT DATED AS OF JUNE 16, 2004 TO THE ALLIED WASTE NORTH AMERICA, INC. CREDIT AGREEMENT DATED AS OF JULY, 21 1999, AS AMENDED AND RESTATED AS OF MARCH 30, 2004

Name of Institution:

by
Name:
Title:

5